Exhibit 99.1

News Release

For Release December 18, 2024

9:00 A.M.

Contact: (803) 951- 2265

D. Shawn Jordan, EVP & Chief Financial Officer or

Robin D. Brown, EVP & Chief Marketing Officer

First Community Corporation Announces 2025 Earnings Release Schedule

Lexington, SC – December 18, 2024 Today, First Community Corporation (Nasdaq: FCCO), the holding company for First Community Bank, announced the company’s earnings release schedule for 2025.

Fourth Quarter of 2024 on Wednesday, January 22, 2025

First Quarter of 2025 on Wednesday, April 23, 2025

Second Quarter of 2025 on Wednesday, July 23, 2025

Third Quarter of 2025 on Wednesday, October 22, 2025

The releases will be issued at approximately 9:00 am Eastern Time on each of the above dates.

About First Community Corporation

First Community Corporation stock trades on The NASDAQ Capital Market under the symbol “FCCO” and is the holding company for First Community Bank, a local community bank based in the Midlands of South Carolina. First Community Bank is a full-service commercial bank offering deposit and loan products and services, residential mortgage lending and financial planning/investment advisory services for businesses and consumers. First Community serves customers in the Midlands, Aiken, Upstate and Piedmont Regions of South Carolina as well as Augusta, Georgia. For more information, visit www.firstcommunitysc.com.